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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                     Date of Report: November 23, 2002
                     (Date of earliest event reported)


                            STARBASE CORPORATION
             (Exact Name of Registrant as Specified in Charter)


            Delaware                         0-25612             33-0567363
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
      of Incorporation)                                     Identification No.)


       4 Hutton Centre Drive, Suite 900, Santa Ana, California 92707
                  (Address of Principal Executive Offices)


                               (714) 445-4400
            (Registrant's telephone number, including area code)


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Item 1.  Change in Control of Registrant

Borland Software Corporation ("Borland"), through its wholly-owned subsidiary Galaxy Acquisition Corp. ("Purchaser"), has accepted for purchase all of the shares of common stock, par value $0.01 per share (the "Shares"), of Starbase Corporation ("Starbase") validly tendered in Borland's offer to purchase all of the outstanding Shares at a price of $2.75 per Share, net to the holder in cash (the "Offer"). The Offer, as extended, expired at 12:00 midnight, New York City time, on November 22, 2002. Based upon preliminary information provided by Mellon Investor Services LLC, the depositary for the Offer, as of the expiration of the Offer approximately 6,911,965 Shares had been tendered in the Offer and not withdrawn, including approximately 165,287 Shares tendered by notice of guaranteed delivery. As a result of Purchaser's purchase of Shares in the Offer, Borland beneficially owns approximately 79.0% of the outstanding Shares and has acquired control of Starbase. The Offer was made pursuant to the Merger Agreement among Borland, Purchaser and Starbase, dated as of October 8, 2002 (the "Merger Agreement").

Pursuant to the Merger Agreement, and subject to the approval of the holders of a majority of the Shares, Borland and Purchaser will now proceed to acquire the remaining outstanding Shares not beneficially owned by Borland through a second-step merger of Purchaser and Starbase (the "Merger") in which each Share (other than Shares held by Borland, Purchaser or Starbase or their subsidiaries and other than Shares held by Starbase stockholders who properly exercise their appraisal rights under applicable law) will be converted into the right to receive $2.75 per Share in cash, without interest.

Pursuant to the Merger Agreement, Borland and Purchaser have agreed to vote the Shares purchased in the Offer for the approval and adoption of the Merger Agreement and the Merger. As a result of the purchase of Shares in the Offer, Borland, through Purchaser, has sufficient voting power to approve the Merger without the vote of any other Starbase stockholder.

Following the acceptance for purchase of Shares in the Offer, in accordance with the Merger Agreement, three of the members of the Starbase Board of Directors resigned as directors and four persons designated by Borland were appointed as members of such Board of Directors (one of the directorships on the Starbase Board was unfilled at such time); two of the existing members of the Starbase Board of Directors at such time, John Snedegar and Barry Sullivan, remain as members of the Board. The Borland designees to the Starbase Board are Dale L. Fuller, Frederick A. Ball, Keith E. Gottfried and Douglas W. Barre and currently constitute four of the six members of the Starbase Board of Directors.

The total amount of funds required to purchase the Shares pursuant to the Offer is approximately $19 million. Purchaser obtained all funds required for the Offer through capital contributions made by Borland; Borland made such capital contributions using its cash-on-hand and cash-equivalents.

Other than as set forth herein or in the Merger Agreement, there are no arrangements, including any pledge by any person of any securities of Starbase, known to Starbase, the operation of which may at a subsequent date result in a change of control of Starbase.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)         Exhibits

Exhibit
Number              Description
------              -----------

2.1 Agreement and Plan of Merger, dated as of October 8, 2002, by and among Borland Software Corporation, Galaxy Acquisition Corp. and Starbase Corporation (incorporated by reference to Exhibit
                    2.1 to Starbase's Current Report on Form 8-K filed on October 10, 2002).


Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               STARBASE CORPORATION


November 25, 2002                              By:  /s/ Douglas S. Norman
                                               --------------------------------
                                               Name:  Douglas S. Norman
                                               Title: Chief Financial Officer


                               EXHIBIT INDEX


Exhibit
Number              Description
-------             -----------

2.1 Agreement and Plan of Merger, dated as of October 8, 2002, by and among Borland Software Corporation, Galaxy Acquisition Corp. and Starbase Corporation (incorporated by reference to Exhibit
                    2.1 to Starbase's Current Report on Form 8-K filed on October 10, 2002).